Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Alliance Distributors Holding Inc.:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 27, 2004 (except for Note 9 to which the dates are June 29, 2004 and July 26, 2004), relating to the financial statements of Alliance Distributors Holding Inc. (Formerly AllianceCorner Distributors Inc.), which is contained in this Prospectus.


/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
December 22, 2004